                                                                   EXHIBIT 10.1


as of November 14, 2001

Nextera Enterprises, Inc.
343 Congress Street, Suite 2100
Boston, Massachusetts 02210


        Re: Forbearance Agreement ("Agreement")

Gentlemen:

        Reference is made to the Credit Agreement dated December 30, 1999 ("Credit Agreement"), as amended by a Fourth Amendment to Credit Agreement dated as of March 30, 2001 ("Fourth Amendment") and all promissory notes, mortgages, guaranties, agreements, documents and instruments entered into by Nextera Enterprises, Inc. ("Borrower") and any other person or obligor pursuant thereto with or for the benefit of Fleet National Bank, as agent ("Agent") for itself and the other lenders (collectively "Lender"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Credit Agreement.

        WHEREAS, Borrower is engaged in the business of providing relationship management consulting services and related businesses;

        WHEREAS, Guarantor has a close business relationship with Borrower and would directly benefit and gain from any accommodation made by Lender to Borrower;

        WHEREAS, Lender has extended certain credit facilities to Borrower and, as collateral security therefor, Borrower has granted to Lender liens on and security interests in all or substantially all of its real and personal property (collectively, the "Credit Security");

        WHEREAS, Guarantor has unconditionally and fully guarantied the full and timely payment and performance of all of Borrower's obligations to Lender;

        WHEREAS, Borrower has suffered financial distress and has defaulted with respect to certain of its obligations to Lender;

        WHEREAS, Borrower has requested that Lender defer collection of certain obligations owing by Borrower to Lender and to otherwise not enforce certain of its rights and remedies against Borrower for a certain period of time under certain terms and conditions, and Guarantor has joined in Borrower's request; and

        WHEREAS, Lender is willing to defer collection of certain obligations payable by Borrower, but only on the terms and conditions set forth in this Agreement;

        NOW, THEREFORE, based on these premises, and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor and Lender hereby agree as follows:

        1. Specified Events of Defaults. Borrower expressly acknowledges and agrees that certain Default and/or Events of Default have occurred and are continuing under the Credit Agreement, as amended by the Fourth Amendment, and that as a consequence, all Credit Obligations are now due and payable in full. Such Events of Default (and additional anticipated Events of Default) are as follows: (i) Borrower's failure to comply with the "Consolidated Pro Forma Debt to Consolidated Pro Forma EBITDA" and "Consolidated Pro Forma EBITDA minus Capital Expenditures to Consolidated Pro Forma Interest Expense" covenants set forth in Sections 6.5.1 and 6.5.2 of the Credit Agreement for the periods ending September 30, 2000, December 31, 2000, March 31, 2001, June 30, 2001 and
September 30, 2001; and (ii) Borrower's failure to comply with the "Fixed Charge Coverage Ratio," "Cash Interest Coverage Ratio" and "Minimum Consolidated EBITDA" covenants set forth in Sections 17 (a), (b) and (c) of the Fourth Amendment for the periods ending August 31, 2001 and September 30, 2001; and
(iii) Borrower's anticipated failure to comply with the covenants described in the foregoing clause (ii) with respect to the periods ending October 31, 2001, November 30, 2001 and December 31, 2001 (the Defaults and/or Events of Default listed in clauses (i), (ii) and (iii) above are referred to herein as the "Specified Events of Default"). The Specified Events of Default for the period through March 31, 2001 have been waived by Lender pursuant to the Fourth Amendment. The Specified Events of Default for all periods ending June 30, 2001 through and including December 31, 2001, are hereby waived but such waiver is effective only through January 2, 2002, with Lender reserving all rights and remedies with respect to the same thereafter. Except for the foregoing Specified Events of Default, Borrower represents and warrants that as of the date hereof, no other Default and/or Event of Default exists or has occurred under the Credit Documents. Borrower acknowledges and agrees that (a) Lender has reserved all of its rights and remedies with respect to the occurrence of the Specified Events of Default, and has not waived any of its rights and remedies with respect to the occurrence of the Specified Events of Default, except on the terms of and subject to the conditions of this Agreement, and (b) notwithstanding the waivers set forth herein, there shall continue through the Forbearance Period all restrictions and prohibitions on the Borrower and its properties (including, without limitation and by way of example only, restrictions on the sale of assets outside the ordinary course) that would be applicable if there existed during such Period one or more non-waived Events of Default.

        2. Forbearance. Only if there shall occur no Default or Event of Default (other than the Specified Events of Default), and on the terms and conditions hereof, for a period commencing on the date hereof and continuing to the Forbearance Termination Date (as defined below) ("Forbearance Period"), the Lender shall defer the commencement of any enforcement action to recover the Credit Obligations. The Forbearance Termination Date shall mean the earlier of
(i) January 2, 2002; and (ii) the date on which any Default or Event of Default (other than Specified Events of Default) occurs under this Agreement or the Credit Documents. Upon the Forbearance Termination Date, all of the Credit Obligations shall be immediately paid by Borrower indefeasibly in full in cash or cash equivalents without notice or demand. Without limiting in any way the rights and remedies of Lender hereunder, upon the Forbearance Termination Date, if the Credit Obligations have not been indefeasibly paid in full in cash or other immediately available funds, Lender may, at its option, and without notice to Borrower, exercise any or all of Lender's rights and remedies under this Agreement, the Credit Documents and/or applicable law.

        3. Fourth Amendment; Financial Tests. During the Forbearance Period, Borrower shall continue to be subject to all of the terms, conditions and covenants outlined in the Fourth Amendment, including, without limitation, the "Fixed Charge Coverage," "Cash Interest Coverage" and "Minimum Consolidated EBITA" tests set forth in Sections 17(a), (b) and (c) of the Fourth Amendment. However, the "Capital Expenditures" test set forth in Section 17(d) shall be deleted and replaced with the following financial test:

        "17(d) Capital Expenditures. Borrower shall not make or incur Capital Expenditures in excess of $300,000 from and after July 1, 2001 through December 31, 2001."

        4. Disposition of Assets. Notwithstanding Section 6.11.7 of the Credit Agreement and/or any provision of any Financing Document, Borrower shall not sell or otherwise dispose of assets outside the ordinary course of business (unless the entire gross proceeds thereof are used to permanently retire Credit Obligations owed to Lender in the inverse order of maturity). Notwithstanding anything contained in this Section 4, Lender has delivered its conditional consent to the proposed Asset Purchase Agreement by and between Nextera Business Performance Solutions Group, Inc. and Navint Consulting, LLC (the "TSG Sale") by separate letter agreement dated as of October 31, 2001, which letter agreement is not hereby rescinded or otherwise modified (provided, however, that the parties' execution hereof shall be deemed to satisfy the condition set forth at
Section 2(b)(ii) thereof and the Lender's approval of the disposition of the TSG Sale proceeds on the terms described in the schedule delivered by Borrower to Lender on November 9, 2001).

        5. Conditions Precedent. Notwithstanding any other provisions of this Agreement or any of the other Credit Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, this Agreement shall not be effective as to Lender unless and until each of the following conditions has been and continues to be satisfied:

                (a) Payment of Fees. Payment of $30,000.00 in cash or other immediately available funds in satisfaction of all outstanding fees and expenses (including, without limitation, attorneys' fees and expenses);

                (b) Leasehold. Borrower shall deliver to Lender an original fully executed (by all lessee(s) and lessor(s)) collateral assignment of lease and landlord's acknowledgment and consent with respect to Borrower's Boston, Massachusetts facility, in form and substance previously delivered to Lender;

                (c) Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel;

                (d) Independent Consultant. Borrower shall have delivered to the Lender a final form of engagement letter between Borrower and Resolution Capital Corporation ("RCC"), in form and substance satisfactory to Lender (including a clarification that RCC will also continue to assist with and monitor the implementation of the Business Plan referred to below).

        6. Conditions Subsequent. In addition to the foregoing, Obligor hereby agrees that it shall satisfy all of the conditions set forth in this Section 6. A failure to satisfy any of the conditions contained in this Section 6 on or before the dates set forth below shall immediately constitute an Event of Default under this Agreement:

           (a) Cash Management Arrangements. Immediately upon Agent's request, Borrower and its Subsidiaries shall enter into cash management arrangements acceptable to Agent and Lender, and at Agent and Lender's direction Borrower shall provide that the proceeds of all receivables and other Credit Security (other than proceeds arising from any Foreign Subsidiary that would result in a deemed repatriation of foreign earnings under the Internal Revenue Code of 1986, including the "deemed dividend" provisions of Section 956) shall be paid into a "concentration account" maintained with the Agent.

           (b) Junior Participation Agreement. On or before November 30, 2001, Borrower shall deliver to Lender a Junior Participation Agreement, in form and substance satisfactory to all parties;

           (c) Letters of Credit. If Riggs & Company and EOP Limited Operating Partnership extend the maturity dates of their respective Letters of Credit, in the aggregate amount of $1,460,000, to May 15, 2002, then the Letter of Credit Issuer shall extend such Letters of Credit accordingly, without requiring cash collateral therefor; provided, however, that if such extension does not occur on or before December 1, 2001, then on that date the Borrower shall deliver $1,460,000 in immediately available funds to the Letter of Credit Issuer to secure Borrower's reimbursement obligations with respect to those Letters of Credit or make other arrangements with respect to the same satisfactory to the Lenders in their discretion.

           (d) Additional Leasehold Documents. On or before November 30, 2001, Borrower shall deliver to Lender the following original fully executed items in form and substance previously delivered to Borrower: (i) Board Vote with respect to leasehold documents; and (ii) Memorandum of Lease.

           (e) Warrants. On or before November 30, 2001, Borrower shall deliver to Lender the warrants described in Section 11 of the Fourth Amendment, in form and substance satisfactory to all parties.

           (f) Business Plan. On or before November 30, 2001 Borrower shall deliver to Lender a strategic and financial plan through calendar year 2002 ("Business Plan"), including as to the sale, refinancing and/or wind-down of each of Borrower's business units (which shall include without limitation contingency plans assuming the sale, and no sale, of the Sibson business, specified expense reductions, a timeline for implementation of all plan events, bonus schedule detail and business plan for payment, and other information reasonably requested by Lender).

        7. Acknowledgment of Credit Obligations. Borrower and Guarantor hereby reaffirm and ratify all of the representations, warranties, promises, agreements, covenants and Credit Obligations to Lender under or in respect of the Credit Documents as amended hereby and acknowledge that they are unconditionally liable for the punctual and full payment of all Credit Obligations, including, without limitation, all charges, fees, expenses and costs (including attorneys' fees and expenses) under the Credit Documents, as amended hereby, and that they have no defenses, counterclaims or setoffs with respect to full, complete and timely payment and performance of all Credit Obligations under the Credit Documents. Borrower further confirms and agrees to its obligation to pay to Lender all fees and costs which have been incurred by Lender in connection with the negotiation and preparation of this Agreement and all other documents and agreements prepared in connection with this Agreement including, without limitation, all reasonable attorney's fees and disbursements.

        8. Confirmation of Liens. Borrower and Guarantor each acknowledges, confirms and agrees that the Credit Documents, as amended hereby, are effective to grant to Lender duly perfected, valid and enforceable first priority security interests and liens in the Credit Security described therein, except for liens permitted under the Credit Agreement, and that the locations for such Credit Security specified in the Credit Agreement have not changed. Borrower and Guarantor further each acknowledges and agrees that all Credit Obligations of Borrowers and Guarantor are and shall be secured by the Credit Security.

        9. No Waiver of Rights; Tolling of Statutes of Limitation. No failure to exercise nor any delay in exercising, on the part of Lender, any right, remedy, power or privilege under the Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege operate as a waiver of any further or complete exercise thereof. No waiver shall be effective unless in writing. No waiver or condonation of any breach on one occasion shall be deemed a waiver or condonation on any other occasion. In addition, Borrower and Lender hereby agree that, during the pendency of this Agreement, all statutes of limitation and similar laws, rules and equitable theories with respect to the time in which Lender may bring any claim or action against Borrower shall be tolled and that the passage of such time shall not otherwise operate to the detriment of Lender with respect to such rights.

        10. Submission to Jurisdiction; Waiver of Trial by Jury. For purposes of any action or proceeding involving this Agreement or the other Credit Documents or any other agreement or document referred to therein, Borrower hereby submits to the jurisdiction of all federal and state courts located in the Commonwealth of Massachusetts and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and hereby waives any right to contest the appropriateness of any action brought within such jurisdiction based on lack of personal jurisdiction, improper venue or forum non conveniens. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER

OR RELATING TO THIS AGREEMENT OR ANY OF THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT REFERRED TO HEREIN OR THEREIN, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

        11.Miscellaneous. Except as set forth herein, the Borrower confirms that the Credit Documents remain in full force and effect without amendment or modification of any kind. The execution and delivery of this Agreement by Lender shall not be construed as a waiver by Lender of any Event of Default under the Credit Documents. This Agreement shall be deemed to be a Credit Document and, together with the other Credit Documents, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. Time is of the essence of each aspect of this Agreement. This Agreement is executed by each of the undersigned as an instrument under seal and is governed by the laws of the Commonwealth of Massachusetts (without regard to conflicts of laws principles).

                                         Very Truly Yours,



                                         FLEET NATIONAL BANK

                                         By: /s/ Michael F. O'Neill
                                            ---------------------------------
                                            Name:  Michael F. O'Neill
                                            Title: Senior Vice President



                                         BANK OF AMERICA, N.A

                                         By: /s/ Michael R. Heredia
                                            ---------------------------------
                                            Name:  Michael R. Heredia
                                            Title: Managing Director



                                         AGREED:

                                         NEXTERA ENTERPRISES, INC.
                                         CE ACQUISITION CORP.
                                         ERG ACQUISITION CORP.
                                         NEONEXT LLC
                                         NEXTERA INTERACTIVE, INC.
                                         SCANADA, INC.
                                         SIBSON & COMPANY, LLC
                                         SIBSON INTERNATIONAL, LLC
                                         SIBSON AP LLC

                                         By: /s/ Michael P. Muldowney
                                            ---------------------------------
                                            Name:  Michael P. Muldowney
                                            Title: Chief Financial Officer